Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

November 6, 2024

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports Third Quarter 2024 Financial Results

Omaha, Nebraska – On November 6, 2024, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three and nine months ended September 30, 2024.

Financial Highlights

The Partnership reported the following results as of and for the three months ended September 30, 2024:

•
Net loss of $0.23 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.27 per BUC
•
Total assets of $1.55 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.24 billion

The difference between reported net income per BUC and CAD per BUC is primarily due to the treatment of unrealized losses on the Partnership’s interest rate derivative positions. Unrealized losses of approximately $9.7 million are included in net income for the three months ended September 30, 2024. Unrealized losses are a result of the impact of declining market interest rates on the calculated fair value of the Partnership’s interest rate derivative positions. Unrealized losses do not affect our cash earnings and are added back to net income when calculating the Partnership’s CAD. The Partnership received net cash from its interest rate derivative positions totaling approximately $1.8 million during the third quarter.

The Partnership reported the following results for the nine months ended September 30, 2024:

•
Net income of $0.38 per BUC, basic and diluted
•
CAD of $0.77 per BUC

The difference between reported net income per BUC and CAD per BUC is primarily due to the treatment of unrealized losses on the Partnership’s interest rate derivative positions. Unrealized losses of approximately $4.9 million are included in net income for the nine months ended September 30, 2024. Unrealized losses are a result of the impact of declining market interest rates on the calculated fair value of the Partnership’s interest rate derivative positions. The Partnership received net cash from its interest rate derivative positions totaling approximately $5.2 million during the first three quarters of 2024.

In September 2024, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly distribution to the Partnership's BUC holders of $0.37 per BUC. The distribution was paid on October 31, 2024, to BUC holders of record as of the close of trading on September 30, 2024.

Management Remarks

“We saw steady performance from our investment portfolio during the third quarter,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “The volatility in the fixed income and multifamily capital markets continues to present both challenges and opportunities. We continue to focus on executing on our core investment strategy to provide consistent returns for our unitholders.”

Recent Investment and Financing Activity

The Partnership reported the following updates for the third quarter of 2024:

•
Advanced funds on MRB and taxable MRB investments totaling $40.5 million.
•
Advanced funds on GIL, taxable GIL and property loan investments totaling $17.5 million.
•
Advanced funds to joint venture equity investments totaling $10.4 million.
•
Received redemption proceeds for various MRB, GIL, property loan and taxable MRB investments totaling $55.8 million, of which $36.9 million was used to paydown the Partnership’s related debt financing.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of September 30, 2024.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates. The Partnership received net payments under its interest rate swap portfolio of approximately $1.8 million and $5.2 million during the three and nine months ended September 30, 2024, respectively.
•
Six joint venture equity investment properties have completed construction, with four properties having achieved 90% occupancy as of September 30, 2024. Five of the Partnership’s joint venture equity investments are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Wednesday, November 6, 2024 at 4:30 p.m. Eastern Time to discuss the Partnership’s Third Quarter 2024 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=6F6i7Etd

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and the Israel-Hamas war) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which the Partnership operates, which may be unfavorably impacted by pressures in the commercial real estate sector, incrementally higher unemployment rates, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; the aggregate effect of elevated inflation levels over the past several years, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in continued elevated interest rate levels and increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the

Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2024	2023		2024		2023
Revenues:
Investment income	$21,820,973	$20,537,399		$60,920,706		$62,255,855
Other interest income	2,235,339	4,621,098		7,309,664		13,677,110
Property revenues	-	1,198,892		-		3,532,868
Other income	289,238	116,747		455,005		250,214
Total revenues	24,345,550	26,474,136		68,685,375		79,716,047
Expenses:
Real estate operating (exclusive of items shown below)	-	873,668		-		2,090,613
Provision for credit losses (Note 10)	(226,000)	(562,000)		(1,012,308)		(1,881,000)
Depreciation and amortization	5,967	413,433		17,900		1,223,822
Interest expense	15,489,187	17,926,786		44,191,387		52,217,378
Net result from derivative transactions (Note 15)	7,897,016	(7,209,385)		(255,582)		(14,539,996)
General and administrative	5,112,958	5,328,469		14,864,773		15,510,475
Total expenses	28,279,128	16,770,971		57,806,170		54,621,292
Other Income:
Gain on sale of real estate assets	-	-		63,739		-
Gain on sale of mortgage revenue bond	-	-		1,012,581		-
Gain on sale of investments in unconsolidated entities	-	32,385		56,986		22,725,398
Earnings (losses) from investments in unconsolidated entities	(704,096)	-		(825,652)		-
Income (loss) before income taxes	(4,637,674)	9,735,550		11,186,859		47,820,153
Income tax expense (benefit)	(1,967)	6,172		(3,951)		12,381
Net income (loss)	(4,635,707)	9,729,378		11,190,810		47,807,772
Redeemable Preferred Unit distributions and accretion	(741,476)	(700,156)		(2,250,194)		(2,245,988)
Net income (loss) available to Partners	$(5,377,183)	$9,029,222		$8,940,616		$45,561,784

Net income (loss) available to Partners allocated to:
General Partner	$(53,772)	$25,049		$88,836		$3,514,195
Limited Partners - BUCs	(5,399,340)	8,922,236		8,649,222		41,737,030
Limited Partners - Restricted units	75,929	81,937		202,558		310,559
	$(5,377,183)	$9,029,222		$8,940,616		$45,561,784
BUC holders' interest in net income (loss) per BUC, basic and diluted	$(0.23)	$0.39	**	$0.38	*	$1.82	**
Weighted average number of BUCs outstanding, basic	23,085,261	22,923,956	**	23,056,467	*	22,924,023	**
Weighted average number of BUCs outstanding, diluted	23,085,261	22,923,956	**	23,056,467	*	22,924,023	**

* The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect the distribution completed on April 30, 2024 in the form of additional BUCs at a ratio of 0.00417 BUCs for each BUC outstanding as of March 28, 2024 (the “First Quarter 2024 BUCs Distribution") on a retroactive basis.

** The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect the First Quarter 2024 BUCs Distributions, a distribution completed on July 31, 2023 in the form of additional BUCs at a ratio of 0.00448 BUCs for each BUC outstanding as of June 30, 2023, a distribution completed on October 31, 2023 in the form of additional BUCs at a ratio of 0.00418 BUCs for each BUC outstanding as of September 29, 2023, and a distribution completed on January 31, 2024 in the form of additional BUCs at a ratio of 0.00415 BUCs for each BUC outstanding as of December 29, 2023 on a retroactive basis.

The accompanying notes are an integral part of the condensed consolidated financial statements.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that Cash Available for Distribution (“CAD”) provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income (see Note 22 to the Partnership’s condensed consolidated financial statements) distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and nine months ended September 30, 2024 and 2023 (all per BUC amounts are presented giving effect to the BUCs Distributions on a retroactive basis for all periods presented):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(4,635,707)	$9,729,378	$11,190,810	$47,807,772
Unrealized (gains) losses on derivatives, net	9,695,459	(4,236,597)	4,880,661	(6,820,894)
Depreciation and amortization expense	5,967	413,433	17,900	1,223,822
Provision for credit losses (1)	(226,000)	(562,000)	(843,000)	(1,881,000)
Amortization of deferred financing costs	360,349	352,692	1,187,700	1,751,442
Restricted unit compensation expense	564,699	603,473	1,455,581	1,540,609
Deferred income taxes	(951)	(1,103)	1,271	(3,158)
Redeemable Preferred Unit distributions and accretion	(741,476)	(700,156)	(2,250,194)	(2,245,988)
Tier 2 Income allocable to the General Partner (2)	-	64,919	-	(3,228,709)
Recovery of prior credit loss (3)	(17,344)	(17,344)	(51,844)	(51,656)
Bond premium, discount and acquisition fee amortization, net of cash received	498,983	(45,157)	1,337,376	(139,384)
(Earnings) losses from investments in unconsolidated entities	704,096	-	825,652	-
Total CAD	$6,208,075	$5,601,538	$17,751,913	$37,952,856

Weighted average number of BUCs outstanding, basic	23,085,261	22,923,956	23,056,467	22,924,023
Net income (loss) per BUC, basic	$(0.23)	$0.39	$0.38	$1.82
Total CAD per BUC, basic	$0.27	$0.24	$0.77	$1.66
Cash Distributions declared, per BUC	$0.37	$0.365	$1.108	$1.093
BUCs Distributions declared, per BUC (4)	$-	$0.07	$0.07	$0.14

(1)
The adjustments reflect the change in allowances for credit losses under the CECL standard which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date. In connection with the final settlement of the bankruptcy estate of the Provision Center 2014-1 MRB in July 2024, the Partnership recovered approximately $169,000 of its previously recognized allowance credit loss which is not included as an adjustment to net income in the calculation of CAD.

(2)
As described in Note 22 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner.

For the three and nine months ended September 30, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gains on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023 and approximately $813,000 related to the gain on sale of Vantage at Conroe in June 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds.

(3)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.

(4)
The Partnership declared the First Quarter 2024 BUCs Distribution payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record date of March 28, 2024. During 2023, the Partnership declared distributions payable in the form of additional BUCs equal to $0.07 per BUC for outstanding BUCs as of the record dates of June 30, 2023 and September 29, 2023.